Exhibit 99.1

NEWS RELEASE

Media Relations:	Investor Relations:

ARAMARK Corporation	ARAMARK Corporation
Michelle Davidson, 215-238-3523	Bobbi Chaville, 215-238-3726
Davidson-Michelle@aramark.com	Chaville-Bobbi@aramark.com

ARAMARK CEO BILL LEONARD STEPS DOWN

Neubauer resumes role as Chairman and CEO

PHILADELPHIA, PA – September 22, 2004 – The Board of Directors of ARAMARK Corporation (NYSE:RMK), a world leader in managed services, today announced that William Leonard has stepped down as ARAMARK’s President and Chief Executive Officer and has resigned from the Board of Directors, effective immediately.

The Board named Executive Chairman Joseph Neubauer, 62, as Chairman and Chief Executive Officer, a role he held from 1984 to 2003. Neubauer has agreed to serve as Chairman and CEO for at least three years, effective immediately.

The members of the Board thanked Leonard for his more than 20 years of service at ARAMARK and wished him well as he returns to his family in California.

Leonard, 56, joined ARAMARK in 1982 and held several positions of increasing responsibility during his career. In October 2003, he was named President and Chief Executive Officer.

The departure of Mr. Leonard will result in a one-time charge that will reduce the company’s fourth quarter earnings by approximately $6 million, after tax.

Forward-Looking Statements

Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect the events or circumstances arising after the date as of which they were made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to our operations. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “aim,” “anticipate,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance.

These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.

Factors that might cause such a difference include: unfavorable economic conditions, ramifications of any future terrorist attacks or increased security alert levels; increased operating costs, including labor-related and energy costs; shortages of qualified personnel or increases in labor costs; costs and possible effects of union organizing activities; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs; our ability to integrate and derive the expected benefits from recent acquisitions; competition; decline in attendance at client facilities; unpredictability of sales and expenses due to contract terms and terminations; the contract intensive nature of our business, which may lead to client disputes; high leverage; claims relating to the provision of food services; costs of compliance with governmental regulations and government investigations; liability associated with non-compliance with governmental regulations, including regulations pertaining to food service, the environment, Federal and state employment laws and wage and hour laws; import and export controls and customs laws; inability to retain current clients and renew existing client contracts; determination by customers to reduce outsourcing and use of preferred vendors; seasonality; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of and elsewhere in ARAMARK’s SEC filings.

For further information regarding risks and uncertainties associated with ARAMARK’s business, please refer to the “Legal Proceedings,” “Management’s Discussion and Analysis of Results of Operations and Financial Condition”, “Risk Factors” and other sections of ARAMARK’s SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting ARAMARK’s investor relations department via its web site www.aramark.com.

# # #